UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2014
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 East 42nd Street, New York, New York		10168
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 755-3320

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2014, Finjan Holdings, Inc. (the “Company”), received the consent of the master landlord for a Sublease (the “Lease”), dated as of March 10, 2014, with Investor Growth Capital, Inc. (“Sublandlord”), pursuant to which the Company will sublease 2,613 square feet of office space located at 333 Middlefield Avenue, Suite 110, Menlo Park, California 94025 (the “Premises”) from Sublandlord.   Beginning on the Commencement Date and through November 30, 2017 (such period, the “Term”), the Company will owe to Sublandlord an initial annual rent of $164,619, payable in equal monthly installments, unless earlier terminated by either party in accordance with the Lease.  The annual rental rate is subject to an approximately 3.0% increase each anniversary of the Commencement Date during the Term.  Upon the execution of the Lease, the Company delivered $14,999 as a security deposit to be held and applied (or returned) in accordance with the Lease.  The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease.

A copy of the Lease is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Sublease, dated March 10, 2014, by and between Finjan Holdings, Inc. and Investor Growth Capital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: March 21, 2014	By:	/s/ Philip Hartstein
Name: Philip Hartstein
Title: President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease, dated March 10, 2014, by and between Finjan Holdings, Inc. and Investor Growth Capital, Inc.